EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Time Warner Inc. (“Time Warner”) of our reports dated February 22, 2007 with respect to the consolidated financial statements, schedule and supplementary information of Time Warner, Time Warner management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Time Warner, included in Time Warner’s Annual Report on Form 10-K for the year ended December 31, 2006:

1)	No. 333-53564	7)	No. 333-53580	13)	No. 333-104135	19)	No. 333-137291
2)	No. 333-53568	8)	No. 333-65350	14)	No. 333-105384	20)	No. 333-137292
3)	No. 333-53572	9)	No. 333-65692	15)	No. 333-116118	21)	No. 333-138498
4)	No. 333-53574	10)	No. 333-84858	16)	No. 333-123276
5)	No. 333-53576	11)	No. 333-102787	17)	No. 333-123278
6)	No. 333-53578	12)	No. 333-104134	18)	No. 333-132070
Ernst & Young LLP
New York, New York
February 22, 2007